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                                                                    EXHIBIT 23.3


Consent of Independent Accountants

We consent to the incorporation by reference in this registration statement of Sykes Enterprises, Incorporated on Form S-3 our report dated February 18, 1998 accompanying the financial statements of McQueen International Limited and subsidiaries for the years ended February 28, 1997 and 1996 included in the Annual Report on Form 10-K of Sykes Enterprises, Incorporated as of and for the year ended December 31, 1997. We also consent to the reference to our firm under the caption "Experts."



GRANT THORNTON


Edinburgh
United Kingdom
April 3, 1998